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                        Subsidiaries of the Registrant

                                                                   Exhibit 21.1

Subsidiaries of Specialty Catalog Corp.:
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   SC Corporation, a Delaware corporation, doing business under the name of
     SC Direct
       Subsidiaries of SC Corporation
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         SC Publishing, Inc., a Delaware corporation
         Daxbourne International Limited, a private company limited by shares formed under the laws of England and Wales

    SC Licensing Corp., a Massachusetts corporation